Exhibit 99.2

First Quarter 2021 Results April 20, 2021 Investor Presentation

2021 vs. 2020 P&L Summary First Quarter 1 April 20, 2021 First Quarter 2021 2020 Revenue $ 3,426.9 $ 3,406.9 Operating Expenses (a) 2,961.5 2,986.7 Operating Profit 465.4 420.2 Net Interest Expense 47.5 45.8 Income Tax Expense 111.9 97.4 Tax Rate % 26.8% 26.0 % Income (Loss) From Equity Method Investments — (5.3) Net Income Attributed To Noncontrolling Interests 18.2 13.6 Net Income - Omnicom Group Inc. $ 287.8 $ 258.1 Diluted Shares (millions) 216.8 217.5 Earnings per Share - Diluted $ 1.33 $ 1.19 Dividends Declared Per Common Share $ 0.70 $ 0.65 (a) Additional information on our operating expenses can be found on page 2.

Operating Expense Detail First Quarter 202 1 % of Rev 202 0 % of Rev Revenue Operating expenses: Salary and service costs: $ 3,426.9 $ 3,406.9 Salary and related service costs 1,649.2 48.1% 1,642.4 48.2 % Third - party service costs (a) 895.8 26.1% 890.9 26.1 % Occupancy and other costs 291.6 8.5% 309.6 9.1 % Cost of services 2,836.6 2,842.9 Selling, general and administrative expenses 71.6 2.1% 86.8 2.5 % Depreciation and amortization 53.3 1.6% 57.0 1.7 % Total operating expenses 2,961.5 86.4% 2,986.7 87.7 % Operating Profit $ 465.4 $ 420.2 2 April 20, 2021 (a) Third - party service costs are expenses paid to third - party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third - party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and out - of - town expenses, etc.

2021 Total Revenue Change First Quarter $ % ∆ Prior Period Revenue $ 3,406.9 Foreign exchange rate impact (a) 95.7 2.8 % Acquisition revenue, net of disposition revenue (b) (15.1) (0.4)% Organic growth (c) (60.6) (1.8)% Current Period Revenue $ 3,426.9 0.6% (a) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above. (c) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth. 3 April 20, 2021

Advertising 58.5% CRM Experiential 2.6% CRM Execution & Support 7 . 2 % PR 9.3% Healthcare 8.4% First Quarter CRM Commerce and Brand Consulting 6.2% CRM Precision Marketing 7.8% 2021 Revenue by Discipline $ Mix % Growth % Or gan ic Growth (a) $ 2,003.7 3.6% 1.2% 269.5 16.2% 7.2 % Advertising CR M Precision Marketing CRM Commerce and 214.5 (2.9)% (4.2)% Brand Consulting CRM Experiential 88.4 (32.7)% (33.2)% CRM Execution & Support 246.6 (9.9)% (13.3)% PR 317.5 (4.9)% (3.5)% Healthcare 286.7 1.7% — % Total $ 3,426.9 0.6% (1.8)% Effective January 1, 2021, we realigned the classification of certain services primarily within our CRM Consumer Experience discipline. Please see pages 19 and 20 for Revenue by Discipline information for prior periods. (a) "Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 3. 4 April 20, 2021

UK 10.4% Euro Markets & Other Europe 17.1% Asia Pacific 11.7% First Quarter Latin America 1.8% Middle East & Africa 1.5% Unite d States 54.5% 2021 Revenue by Region $ Mix % Growth % Organic Grow th (a) United States $ 1,868.1 (1.4)% (1.0)% Other North America 104.4 1.3% (3.2)% UK 356.5 3.3% (6.4)% Euro Markets & Other Europe 584.5 1.1% (3.2)% Asia Pacific 400.0 11.3% 2.5 % Latin America 63.2 (11.5)% (2.4)% Middle East & Africa 50.2 (9.5)% (10.2)% Total $ 3,426.9 0.6% (1.8)% 5 April 20, 2021 Other North America 3.0% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 3.

Ot her 7% Se rvices 2% Oil, Gas & Utilities 1% Not - for - Profit 1% Education 1% Government 3% Pharma & Health 15% Re tail 7% Tech 9% Te lcom 5% T&E 10% Au to 10% Co nsumer Products 8% Fi nancial Services 7% Food & Be verage 14% Revenue by Industry First Quarter – 2021 Ot her 8% 6 April 20, 2021 Se rvices 2% Oil, Gas & Utilities 2% Not - for - Profit 1% Education 1% Government 2% Pharma & Health 14% Re tail 7% Tech 8% Te lcom 6% T&E 9% Au to 11% Co nsumer Products 7% Fi nancial Services 8% Food & Be verage 14% First Quarter – 2020

Cash Flow Performance Three Months Ended March 31 2021 2020 Activities, net Net Income $ 306.0 $ 271.7 Depreciation and Amortization of Intangible Assets 53.3 57.0 Share - Based Compensation 20.8 18.7 Other Items to Reconcile to Net Cash Used in Operating 2.5 14.6 Free Cash Flow (a) $ 382.6 $ 362.0 7 April 20, 2021 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 1 5 . (a) The Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 21 for the definition of this measure and page 1 8 for the reconciliation of the non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented above.

Cash Flow Performance Three Months Ended March 31 2021 2020 Free Cash Flow (a) $ 382.6 $ 362.0 Primary Uses of Cash: Dividends paid to Common Shareholders 140.1 141.7 Dividends paid to Noncontrolling Interest Shareholders 13.6 10.4 Capital Expenditures 12.4 26.4 Acquisition of Businesses and Affiliates, Acquisition of Additional Noncontrolling Interests and Contingent Purchase Price Payments, net of Proceeds from Sale of Investments and other 9.1 9.9 Stock Repurchases, net of Proceeds from Stock Plans (2.7) 198.6 Primary Uses of Cash (a) 172.5 387.0 Net Free Cash Flow (a) $ 210.1 $ (25.0) 8 April 20, 2021 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 1 5 . (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 21 for the definition of these measures and page 1 8 for the reconciliation of non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above.

Current Credit Picture 9 April 20, 2021 Twelve Months Ended March 31 2021 2020 EBITDA (a) $ 1,862.9 $ 2,342.5 Total Debt / EBITDA 3.1 x 2.2 x Net Debt (b) / EBITDA 0.5 x 1.0 x Debt Bank Loans (Due Less Than 1 Year) $ 5.9 $ 10.9 CP & Borrowings Issued Under Revolver — — USD - denominated Senior Notes (c) 4,600.0 4,000.0 EUR - denominated Senior Notes (c) 1,171.8 1,094.0 Other Debt (17.4) (0.6) Total Debt $ 5,760.3 $ 5,104.3 Cash, Cash Equivalents and Short - Term Investments 4,897.3 2,694.1 Net Debt (b) $ 863.0 $ 2,410.2 (a) EBITDA is a non - GAAP performance measure. See page 21 for the definition of this measure and page 1 7 for the reconciliation of non - GAAP financial measures. (b) Net Debt is a non - GAAP liquidity measure. See page 21 for the definition of this measure, which is reconciled in the table above. (c) See page 1 2 for additional information on our Senior Notes.

Historical Returns Return on Invested Capital (ROIC) (a) : Twelve months ended March 31, 2021 19.9 % Twelve months ended March 31, 2020 25.1 % Return on Equity (b) : Twelve months ended March 31, 2021 34.5 % Twelve months ended March 31, 2020 54.9% (a) Return on Invested Capital is After Tax Reported Operating Profit (a non - GAAP performance measure – see page 21 for the definition of this measure and page 1 8 for the reconciliation of non - GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long - term liabilities, including those related to operating leases, short - term interest bearing debt, the short - term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short - term investments and operating lease right of use assets). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. 10 April 20, 2021

Supplemental Financial Information 11 April 20, 2021

Omnicom Debt Maturity Profile 12 April 20, 2021 $1,400 $1,200 $1,000 $800 $600 $400 $200 $0 202 2 2026 S en i o r Notes Other borrowings at March 31, 2021 include bank loans of $5.9 million, which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through February 14, 2025, the date of expiration of our five - year credit facility . Senior Notes 2024 S en i o r Notes 2027 Euro 2030 2031 Euro S en i o r Notes S en i o r Notes S en i o r Notes Other Borro wi ng s

Net Interest Expense Detail First Quarter 2021 2020 Net Interest expense: Interest expense $ 53.8 $ 58.5 Interest income 6.3 12.7 Net Interest Expense $ 47.5 $ 45.8 13 April 20, 2021

2021 Acquisition Related Expenditures Three Months Ended March 31 Acquisition of Businesses and Affiliates (a) $ — Acquisition of Additional Noncontrolling Interests (b) 2.2 Contingent Purchase Price Payments (c) 6.9 Total Acquisition Expenditures (d) $ 9.1 14 April 20, 2021 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in existing affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest. (c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired.

Condensed Cash Flow 15 April 20, 2021 Three Months Ended March 31 2021 2020 Net Income $ 306.0 $ 271.7 Share - Based Compensation 20.8 18.7 Depreciation and Amortization of Intangible Assets 53.3 57.0 Other Items to Reconcile to Net Cash Used in Operating Activities, net 2.5 14.6 Changes in Operating Capital (843.5) (1,349.2) Net Cash Used in Operating Activities (460.9) (987.2) Capital Expenditures (12.4) (26.4) Proceeds from Sale of Investments and other — — Proceeds from Dispositions of Subsidiaries 1.6 0.2 Net Cash Used in Investing Activities (10.8) (24.3) Dividends paid to Common Shareholders (140.1) (141.7) Dividends paid to Noncontrolling Interest Shareholders (13.6) (10.4) Changes in Short - term Debt, net 2.2 1.7 Proceeds from Long - term Borrowings — 594.0 Repayment of Long - term Debt — (600.0) Stock Repurchases, net of Proceeds from Stock Plans 2.7 (198.6) Acquisition of Additional Noncontrolling Interests (2.2) (10.4) Payment of Contingent Purchase Price Obligations (6.9) (1.4) Other Financing Activities, net (17.8) (24.4) Net Cash Used in Financing Activities (175.7) (391.2) Effect of foreign exchange rate changes on cash and cash equivalents (55.8) (210.5) Net Decrease in Cash and Cash Equivalents $ (703.2) $ (1,613.2)

2021 vs. 2020 Non - GAAP Financial Measures – EBITA 16 April 20, 2021 (a) Additional information regarding our operating expenses can be found on page 2. (b) EBITA is a non - GAAP financial performance measure. Please see page 21 for the definition of this measure and page 1 7 for the reconciliation of non - GAAP financial measures, which reconciles the EBITA figures presented above to Net Income - Omnicom Group Inc. for the periods presented above. (c) EBITA Margin is a non - GAAP financial performance measure, which is calculated by dividing EBITA (please see page 21 for the definition of this measure) by revenue for the periods presented. First Quarter 2021 2020 Revenue $ 3,426.9 $ 3,406.9 Operating expenses (a) 2,961.5 2,986.7 Operating Profit 465.4 420.2 Operating Profit Margin % 13.6% 12.3 % Add back: Amortization of intangible assets 19.9 20.8 EBITA (b) $ 485.3 $ 441.0 EBITA Margin % (c) 14.2% 12.9%

Reconciliation of Non-GAAP Financial Measures – EBITA and EBITDA

	Three Months Ended March 31		Twelve Months Ended March 31	
	2021	**2020**	**2021**	**2020**
Net Income - Omnicom Group Inc.	$ 287.8	$ 258.1	$ 975.1	$ 1,334.0
Net Income Attributed to Noncontrolling Interests	18.2	13.6	80.0	93.9
Net Income	306.0	271.7	1,055.1	1,427.9
Income (Loss) From Equity Method Investments	—	(5.3)	(1.5)	(2.8)
Income Tax Expense	111.9	97.4	396.2	499.1
Income Before Income Taxes	417.9	374.4	1,452.8	1,929.8
Net Interest Expense	47.5	45.8	191.2	183.8
Operating Profit	465.4	420.2	1,644.0	2,113.6
Amortization of Intangible Assets	19.9	20.8	82.2	83.0
EBITA	485.3	441.0	1,726.2	2,196.6
Depreciation	33.4	36.2	136.7	145.9
EBITDA	$ 518.7	$ 477.2	$ 1,862.9	$ 2,342.5

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periods presented.

EBITDA and EBITA, which are defined on page 21, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as our leverage ratios, as presented on page 9 of this presentation.

OmnicomGroup April 20, 2021 17

Reconciliation of Non - GAAP Financial Measures Three Months Ended March 31 2021 2020 Net Cash Used in Operating Activities $ (460.9) $ (987.2) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (843.5) (1,349.2) Free Cash Flow $ 382.6 $ 362.0 Three Months Ended March 31 2021 2020 Net Decrease in Cash and Cash Equivalents $ (703.2) $ (1,613.2) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (843.5) (1,349.2) Proceeds from Dispositions of Subsidiaries 1.6 0.2 Changes in Short - term Debt, net 2.2 1.7 Proceeds from Long - term Borrowings — 594.0 Repayment of Long - term Debt — (600.0) Other Financing Activities, net (17.8) (24.4) Effect of foreign exchange rate changes on cash and cash equivalents (55.8) (210.5) Net Free Cash Flow $ 210.1 $ (25.0) Twelve Months Ended March 31 2021 2020 Reported Operating Profit 1,644.0 2,113.6 Effective Tax Rate for the applicable period 27.3% 25.9 % Income Taxes on Reported Operating Profit 448.8 547.4 After Tax Reported Operating Profit $ 1,195.2 $ 1,566.2 18 April 20, 2021

FY 2020 & 2019 Revenue by Discipline 19 April 20, 2021 2020 Quarterly Consulting Q1 $ Mix Q2 $ Mix Q3 $ Mix Q4 $ Mix Advertising $ 1,933.3 $ 1,530.1 $ 1,827.6 $ 2,220.4 CRM Precision Marketing 232.0 214.0 237.2 261.5 CRM Commerce and Brand 220.9 187.7 194.2 219.0 CRM Experiential 131.3 78.5 88.1 128.9 CRM Execution & Support 273.7 192.8 235.5 259.3 PR 333.7 298.1 325.5 353.5 Healthcare 282.0 299.5 298.4 314.4 Total $ 3,406.9 $ 2,800.7 $ 3,206.5 $ 3,757.0 Effective January 1 , 2021 , we realigned the classification of certain services primarily within our CRM Consumer Experience discipline . As a result, our CRM discipline is now grouped into four categories : CRM Precision Marketing which includes our precision marketing and digital/direct marketing agencies ; CRM Commerce and Brand Consulting that is comprised of Omnicom Commerce Group, including our shopper marketing businesses, and Omnicom Brand Consulting Group ; CRM Experiential, which includes our experiential marketing agencies and events businesses ; and CRM Execution & Support, which includes field marketing, merchandising and point of sale, as well as other specialized marketing and custom communications services .

FY 2020 & 2019 Revenue by Discipline 2020 Full Year 2019 Full Year $ Mix % Growth % Organi c Grow th (a) $ Mix % Growth % Organi c Grow th (a) Advertising $ 7,511.4 (13.3)% (12.3)% $ 8,664.2 1.8% 4.3 % CRM Precision Marketing 944.6 1.9% (0.4)% 927.2 15.8% 12.7 % CRM Commerce and Brand Consulting 821.7 (15.4)% (14.8)% 971.8 (8.1)% (1.8)% CRM Experiential 426.8 (36.3)% (35.4)% 670.0 (10.2)% (6.5)% CRM Execution & Support 961.3 (18.3)% (16.4)% 1,177.2 (29.6)% (2.6)% PR 1,311.0 (5.5)% (4.1)% 1,386.7 (4.2)% (2.2)% Healthcare 1,194.3 3.3% 3.2% 1,156.6 9.8% 10.0 % Total $ 13,171.1 (11.9)% (11.1)% $ 14,953.7 (2.2)% 2.8 % Effective January 1 , 2021 , we realigned the classification of certain services primarily within our CRM Consumer Experience discipline . As a result, our CRM discipline is now grouped into four categories : CRM Precision Marketing which includes our precision marketing and digital/direct marketing agencies ; CRM Commerce and Brand Consulting that is comprised of Omnicom Commerce Group, including our shopper marketing businesses, and Omnicom Brand Consulting Group ; CRM Experiential, which includes our experiential marketing agencies and events businesses ; and CRM Execution & Support, which includes field marketing, merchandising and point of sale, as well as other specialized marketing and custom communications services . (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 3 . 20 April 20, 2021

Disclosure 21 April 20, 2021 The preceding materials have been prepared for use in the April 20, 2021 conference call on Omnicom’s results of operations for the three months ended March 31, 2021. The call will be archived on the Internet at http:/ / investor.omnicomgroup.com/investor - relations/news - events - and - filings /. Forward - Looking Statements Certain statements in this presentation constitute forward - looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, Omnicom Group Inc. ("Omnicom" or the "Company") or its representatives have made, or may make, forward - looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward - looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward - looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward - looking statements include: the impact of the COVID - 19 pandemic, international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10 - K for the year ended December 31, 2020 and in Item 1A, “Risk Factors” and Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report. Except as required under applicable law, the Company does not assume any obligation to update these forward - looking statements. Non - GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non - GAAP”), which we believe are meaningful for understanding our performance. Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non - GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non - GAAP measures to the comparable GAAP measures on pages 1 7 and 1 8 . The Non - GAAP measures used in this presentation include the following: Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash used in operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non - controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA, defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. We believe EBITDA is a meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating profit before interest, taxes and amortization of intangible assets and EBITA margin, defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which excludes the non - cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). Accordingly, we believe it is a useful measure for investors to evaluate the performance of our business. Net Debt, defined as total debt less cash, cash equivalents and short - term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations. Other Information All dollar amounts are in millions except for per share figures on page 1 . The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non - financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.